NAME OF REGISTRANT:
Templeton Russia and East European Fund, Inc.
File No. 811-08788

EXHIBIT ITEM No. 77(c): Submission of matters to a vote of security holders



Templeton Russia and East European Fund, Inc.

ANNUAL MEETING OF SHAREHOLDERS, AUGUST 24, 2007 (UNAUDITED)

The Annual Meeting of Shareholders of the Fund was held at the Fund's offices, 500 East Broward Boulevard, Fort Lauderdale, Florida, on August 24, 2007 for the purpose of electing five Directors of the Fund. At the meeting, the following persons were elected by the shareholders to serve as Directors of the Fund:
Edith E. Holiday, Charles B. Johnson, Gregory E. Johnson, Frank A. Olson and Robert E. Wade.* No other business was transacted at the meeting.

The results of the voting at the Annual Meeting are as follows:

Proposal: The election of five (5) Directors:

-------------------------------------------------------------------------------------------------------
                                                              % OF                                % OF
                                                             SHARES                              SHARES
                                                  % OF       PRESENT                  % OF      PRESENT
                                              OUTSTANDING      AND                OUTSTANDING     AND
TERM EXPIRING 2010                   FOR         SHARES      VOTING    WITHHELD      SHARES      VOTING
-------------------------------------------------------------------------------------------------------
Edith E. Holiday ..............   4,313,775      78.72%      97.05%     131,329      2.40%       2.95%
Charles B. Johnson ............   4,373,837      79.82%      98.40%      71,267      1.30%       1.60%
Gregory E. Johnson ............   4,375,302      79.84%      98.43%      69,802      1.27%       1.57%
Frank A. Olson ................   4,370,729      79.76%      98.33%      74,375      1.36%       1.67%
Robert E. Wade ................   4,353,381      79.44%      97.94%      91,723      1.67%       2.06%

* Harris J. Ashton, Frank J. Crothers, David W. Niemiec, Larry D. Thompson and Constantine D. Tseretopoulos are Directors of the Fund who are currently serving and whose terms of office continued after the Annual Meeting of Shareholders.